UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 18, 2010
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CARMAX, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-31420 (Commission File Number)	54-1821055 (I.R.S. Employer Identification No.)

12800 Tuckahoe Creek Parkway Richmond, Virginia (Address of principal executive offices)	23238 (Zip Code)

Registrant’s telephone number, including area code: (804) 747-0422

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Thomas W. Reedy as Chief Financial Officer

On October 18, 2010, the CarMax, Inc. (the “Company”) board of directors (the “Board”) appointed Thomas W. Reedy as Senior Vice President and Chief Financial Officer of the Company, effective immediately.  Keith D. Browning, who had served as the Company’s Chief Financial Officer, will remain employed by the Company as Executive Vice President, Finance and will assist with Mr. Reedy’s transition to his new role.

Mr. Reedy, age 46, joined CarMax in 2003 as its Vice President and Treasurer and, in January 2010, was promoted to Senior Vice President, Finance.  As Chief Financial Officer, Mr. Reedy will receive an annual base salary of $430,000 and his annual bonus target under CarMax’s Annual Performance-Based Bonus Plan will be 40% of his annual base salary.  Pursuant to the terms of the CarMax, Inc. 2002 Stock Incentive Plan, as amended and restated, CarMax will grant to Mr. Reedy options to purchase CarMax common stock with an aggregate grant date fair value of $187,500 and market stock units (“MSUs”) with an aggregate grant date fair value of $62,500.  In accordance with the Company’s Employee Equity Grant Policy, these equity awards will be granted on December 27, 2010, three business days after the Company releases its fiscal 2011 third quarter earnings release.  The terms of Mr. Reedy’s employment with CarMax will continue to be governed by his CarMax, Inc. Severance Agreement, dated August 27, 2007, as amended.

In conjunction with the Company’s chief financial officer transition described above, Kim D. Orcutt, age 48, Vice President and Controller, has been appointed as the Company’s principal accounting officer, effective immediately.  No compensatory changes were made related to this appointment.

There are no family relationships between either of Mr. Reedy or Ms. Orcutt and any director or executive officer of the Company.  Neither Mr. Reedy nor Ms. Orcutt has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Amendments to Form of Notice of Stock Option Grant and Form of Notice of MSU Grant

On October 18, 2010, the Company’s Compensation and Personnel Committee approved amendments to the Company’s form of notice of stock option grant and the form of notice of MSU grant. The amendments to each of the forms of notice clarified the definition of “cause” in the context of a termination from employment. Pursuant to the terms of each of the forms of notice, if a CarMax associate is terminated for cause, his/her options or MSUs, as applicable, would be forfeited.

Copies of the form of notice of stock option grant and the form of notice of MSU grant are attached hereto as Exhibits 10.1 and 10.2, respectively, and are hereby incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 18, 2010, the Board approved amendments to the Company’s Bylaws, as amended and restated (the “Bylaws”), principally to: (a) conform language used in the prior version of our Bylaws to the current related provisions of the Virginia Stock Corporation Act; (b) add emergency bylaw provisions to enable the ongoing operability of the Board during a catastrophic event; and (c) clarify and enhance the Company’s advance notice provisions related to nominations for director elections and shareholder proposals.

As a result of changes to the Company’s advance notice provisions, notices from shareholders of proposed items of business to be conducted or nominations of candidates to be elected as directors at the Company’s 2011 annual meeting must (a) be received by the Secretary of the Company not later than the close of business on January 14, 2011 and not earlier than the close of business on December 15, 2010 and (b) comply with Sections 1.3 or 2.3 of the Bylaws, as applicable.

The description of the amendments to the Bylaws herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, as amended and restated October 18, 2010, which is filed herewith as Exhibit 3.1 and incorporated by reference herein.

Item 8.01.	Other Events.

On October 20, 2010, the Company issued a press release announcing the appointment of Mr. Reedy as the Company’s Senior Vice President and Chief Financial Officer.  A copy of the Company’s press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1.  Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, and shall not be deemed to be incorporated by reference into any Company filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
3.1	CarMax, Inc. Bylaws, as amended and restated October 18, 2010
10.1	Form of Notice of Stock Option Grant between CarMax, Inc. and certain named and other executive officers
10.2	Form of Notice of Market Stock Unit Grant between CarMax, Inc. and certain named and other executive officers
99.1	Press release titled, “CarMax Announces Chief Financial Officer Transition: Tom Reedy Promoted to CFO”

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMAX, INC.
(Registrant)

Dated: October 22, 2010	By:	/s/ Eric M. Margolin
Eric M. Margolin
Senior Vice President,
General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Exhibit
3.1	CarMax, Inc. Bylaws, as amended and restated October 18, 2010
10.1	Form of Notice of Stock Option Grant between CarMax, Inc. and certain named and other executive officers
10.2	Form of Notice of Market Stock Unit Grant between CarMax, Inc. and certain named and other executive officers
99.1	Press release titled, “CarMax Announces Chief Financial Officer Transition: Tom Reedy Promoted to CFO”